Pricing Supplement Dated  October 22, 1996                   Rule 424 (b)(2)
                                                             File No. 33-52157
(To Prospectus dated March 1, 1994 and                       CUSIP 66938H AC 4
Prospectus Supplement dated November 8, 1994)
(Supplement #7)
NORWEST FINANCIAL, INC.
 X    Senior
      Senior Subordinated
Medium Term Notes, Series B
(U.S. $ Fixed Rate)



Trade Date: October 22, 1996             Original Issue Date: October 25, 1996
Principal Amount:  $25,000,000.00        Net Proceeds to Issuer:$24,875,000.00
Issue Price:  100%
Selling Agent's Commission or Discount: $125,000.00
Interest Rate:  6.54%
Maturity Date:  October 25, 2001



Form:
 X    Book Entry              Certificated



Redemption:
 X    The Notes cannot be redeemed prior to maturity
      The Notes may be redeemed prior to maturity

Initial Redemption Date:
Initial Redemption Price:                 %
Annual Redemption Price Reduction:        %



Repayment:
 X    The Notes cannot be repaid prior to maturity
      The Notes can be repaid prior to maturity at the option of the holder of the Note

Repayment Date:
Repayment Price:                          %



Discount Note:
      Yes          X    No

Total Amount of OID:
Yield to Maturity:
Initial Accrual Period:



Selling Agent or Dealer:  Merrill Lynch & Co.
     Merrill Lynch & Co. has purchased the Notes as principal in this transaction for resale to one or more investors at varying prices related to prevailing market conditions at the time or times of resale as determined by Merrill Lynch & Co.